UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2008

STERLING BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

TEXAS	0-20750	74-2175590
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2550 North Loop West, Suite 600

Houston, Texas 77092

(Address of principal executive offices) (Zip Code)

(713) 466-8300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 12, 2008, as part of the Troubled Asset Relief Program (“TARP”) Capital Purchase Program, Sterling Bancshares, Inc. (the “Company”) entered into a Letter Agreement and Securities Purchase Agreement (collectively, the “Purchase Agreement”) with the United States Department of the Treasury (“Treasury”), pursuant to which the Company (i) sold 125,198 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series J (the “Series J Preferred Stock”) for a purchase price of $125,198,000 in cash, and (ii) issued a warrant (the “Warrant”) to purchase 2,615,557 shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”), for a price of $7.18 per share. The Purchase Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

The Series J Preferred Stock will qualify as Tier 1 capital and will be entitled to cumulative dividends at a rate of 5% per annum for the first five years, and 9% per annum thereafter. The Series J Preferred Stock may be redeemed by the Company after three years, with regulatory approval. Prior to the end of three years, the Series J Preferred Stock may be redeemed by the Company only with proceeds from the sale of qualifying equity securities of the Company (a “Qualified Equity Offering”) for at least $31,299,500. The restrictions on redemption are set forth in the Certificate of Designations to the Company’s Restated and Amended Articles of Incorporation (the “Certificate of Designations”) described in Item 5.03 below.

The Warrant has a 10-year term and is immediately exercisable upon its issuance, with an exercise price, subject to anti-dilution adjustments, equal to $7.18 per share of the Common Stock. The Warrant is attached as Exhibit 4.2 hereto and is incorporated herein by reference. Treasury has agreed not to exercise voting power with respect to any shares of Common Stock issued upon exercise of the Warrant that it holds.

The Company has agreed to register the Series J Preferred Stock, the Warrant, and the shares of Common Stock underlying the Warrant (the “Warrant Shares”), as soon as practicable after the date of the issuance of the Series J Preferred Stock and the Warrant. Neither the Series J Preferred Stock, the Warrant, nor the Warrant Shares will be subject to any contractual restrictions on transfer, except that Treasury may only transfer or exercise an aggregate of one-half of the Warrant Shares or the Warrant, as applicable, prior to the earlier of the redemption of 100% of the shares of Series J Preferred Stock and December 31, 2009.

The Purchase Agreement also subjects the Company and its CEO, CFO, and three most highly compensated executive officers (collectively, “SEOs”) to certain compensation limitations included in the Emergency Economic Stabilization Act of 2008 (“EESA”). Consequently, under the terms of the Purchase Agreement, the Company has agreed that, until such time as Treasury ceases to own any securities acquired from the Company pursuant to the Purchase Agreement, the Company will take all necessary action to ensure that its benefit plans with respect to its SEOs comply with Section 111(b) of the EESA as implemented by any guidance or regulation under Section 111(b) of EESA that has been issued and is in effect as of the date of issuance of the Series J Preferred Stock and the Warrant, and not adopt any benefit plans with respect to, or which cover, its SEOs that do not comply with EESA. The Company’s SEOs have entered into letter agreements with the Company consenting to the foregoing, as well as executed waivers voluntarily waiving any claim against Treasury and the Company for any changes to their compensation or benefits that are required to comply with the EESA or any regulation issued by Treasury under the TARP Capital Purchase Program as published in the Federal Register on October 20, 2008.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.02. The issuance and sale of the Series J Preferred Stock and Warrant was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. The Company has not engaged in a general solicitation or advertising with regard to the issuance and sale of such securities and has not offered securities to the public in connection with this issuance and sale.

Item 3.03	Material Modification to Rights of Security Holders.

Pursuant to the terms of the Purchase Agreement, the ability of the Company to declare or pay dividends or distributions on, or purchase, redeem or otherwise acquire for consideration, shares of its Junior Stock (as defined below) and Parity Stock (as defined below) will be subject to restrictions, including a restriction against increasing dividends from the last quarterly cash dividend per share ($0.055) declared on the Common Stock prior to December 12, 2008. The redemption, purchase or other acquisition of trust preferred securities of the Company or its affiliates also will be restricted. These restrictions will terminate on the earliest of (i) the third anniversary of the date of issuance of the Series J Preferred Stock, (ii) the date on which the Series J Preferred Stock has been redeemed in whole; and (iii) the date Treasury has transferred all of the Series J Preferred Stock to third parties. The restrictions described in this paragraph are set forth in the Purchase Agreement.

In addition, pursuant to the Certificate of Designations, the ability of the Company to declare or pay dividends or distributions on, or repurchase, redeem or otherwise acquire for consideration, shares of its Junior Stock and Parity Stock will be subject to restrictions in the event that the Company fails to declare and pay full dividends (or declare and set aside a sum sufficient for payment thereof) on its Series J Preferred Stock. These restrictions are set forth in the Certificate of Designations described in Item 5.03.

“Junior Stock” means the Common Stock and any other class or series of stock of the Company the terms of which expressly provide that it ranks junior to the Series J Preferred Stock as to dividend rights and/or rights on liquidation, dissolution or winding up of the Company. “Parity Stock” means any class or series of stock of the Company the terms of which do not expressly provide that such class or series will rank senior or junior to the Series J Preferred Stock as to dividend rights and/or rights on liquidation, dissolution or winding up of the Company (in each case without regard to whether dividends accrue cumulatively or non-cumulatively).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

The information concerning executive compensation set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 5.02.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 9, 2008, the Company filed a Certificate of Designations with the Texas Secretary of State for the purpose of amending its Restated and Amended Articles of Incorporation to fix the designations, preferences, limitations and relative rights of the Series J Preferred Stock. The Series J Preferred Stock has a liquidation preference of $1,000 per share. The Certificate of Designations is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 3.1	Certificate of Designations for the Series J Preferred Stock

Exhibit 4.1	Form of Stock Certificate for the Series J Preferred Stock

Exhibit 4.2	Warrant for Purchase of Shares of Common Stock

Exhibit 10.1	Letter Agreement, dated December 12, 2008, including Securities Purchase Agreement – Standard Terms incorporated by reference therein, by and between Sterling Bancshares, Inc. and the United States Department of the Treasury

Exhibit 10.2	Form of Letter Agreement executed by Senior Executive Officers

Exhibit 10.3	Form of Waiver executed by Senior Executive Officers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned authorized officer.

Sterling Bancshares, Inc.

Date: December 15, 2008	By:	/s/ James W. Goolsby, Jr.
James W. Goolsby, Jr.
Executive Vice President and General Counsel